EXHIBIT 31.1

CERTIFICATION

I, Brett White, certify that:

1)	I have reviewed this amendment to the quarterly report on Form 10-Q/A of CB Richard Ellis Group, Inc.;

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 10, 2008	/s/ BRETT WHITE
Brett White
Chief Executive Officer